SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    March 4, 2009

PHARMOS CORPORATION
(Exact name of Registrant as Specified in its Charter)

        Nevada                  0-11550                      36-3207413
 (State or Other Jurisdiction     (Commission file Number)    (IRS Employer
       of  Incorporation)                                                           Identification No.)

  99 Wood Avenue South, Suite 311, Iselin, NJ     08830
   (Address of Principal Executive Offices)                      (Zip Code)

Registrant’s telephone number, including area code (732) 452-9556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 4, 2009, Pharmos Corporation received a Nasdaq Staff Determination that the company is not in compliance with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(3).  Unless the company appeals the determination, its securities will be removed from listing and registration on The Nasdaq Stock Market.  Pharmos does not intend to appeal the determination.  The company anticipates that its shares will be listed for quotation on the Over-the Counter Bulletin Board (OTCBB) or another market and has begun the OTCBB listing process.  The company will notify investors of its new stock symbol as soon as it becomes available.

On November 11, 2008, Nasdaq notified Pharmos that it did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing.  Based on Nasdaq’s review of materials submitted by Pharmos on November 24, 2008, Nasdaq granted the company’s request for an exception until February 24, 2009 to comply with the requirement.  Upon further review, Nasdaq determined that Pharmos did not meet the terms of the exception in that its stockholders’ equity balance was not compliant by February 24, 2009.  As a result, trading of Pharmos common stock will be suspended at the opening of business on March 13, 2009, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the company’s securities from listing and registration on The Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of March, 2009.

PHARMOS CORPORATION

By:        /s/ S. Colin Neill
Name:  S. Colin Neill
Title:  President and Chief Financial Officer